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                                                                    EXHIBIT 10.4

THIS SECURED PROMISSORY NOTE (THIS "NOTE') WAS ACQUIRED FOR INVESTMENT ONLY AND NOT FOR RESALE. THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAW (COLLECTIVELY, THE "SECURITIES LAWS").

THIS NOTE IS NON-NEGOTIABLE AND MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED OR HYPOTHECATED (A) WITHOUT MAKER'S (AS HEREINAFTER DEFINED) PRIOR WRITTEN CONSENT, AND (B) UNLESS (1) LENDER (AS HEREINAFTER DEFINED) FIRST REGISTERS THIS NOTE UNDER THE SECURITIES LAWS, OR (2) MAKER SHALL HAVE RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO MAKER THAT REGISTRATION UNDER THE SECURITIES LAWS IS NOT REQUIRED.

                             SECURED PROMISSORY NOTE

$500,000.00                                                   September 28, 2006

          FOR VALUE RECEIVED, Standard Management Corporation, an Indiana corporation ("Maker"), hereby promises to pay to Michael G. Browning ("Lender"), on or before the Maturity Date, the principal sum of Five Hundred Thousand and 00/100 Dollars ($500,000.00), together with interest on the portion thereof from time to time outstanding at the rate of twelve percent (12%) per annum from the date hereof until maturity (whether by acceleration or otherwise) and at the rate of 20% per annum from and after maturity (whether by acceleration or otherwise) and until paid in full. As additional consideration to Lender for the loan evidenced hereby, Maker shall pay to Lender a loan fee in the amount of $600,000.00 on the earliest to occur of (i) the Maturity Date, (ii) the date the principal and all accrued interest on this Note are paid in full, or (iii) the date to which the maturity of this Note is accelerated pursuant to the terms hereof; provided that, if the principal and all accrued interest on this Note, together with all amounts owed by Maker to Lender under the Second Amended and Restated Promissory Note dated as of August 11, 2006, are paid in full on or before October 31, 2006, and the loan fee is paid at the same time, the loan fee shall be reduced to $100,000.00. Maker shall pay these amounts without relief from valuation and appraisement laws.

                                   ARTICLE I.

                                TERMS OF PAYMENT

SECTION 1.01 Prepayment During Term.

          Maker may prepay this Note in whole or in part at any time and from time to time without premium, penalty, or other charge or cost. All payments and prepayments shall be applied (a) first, to all accrued costs and expenses (including loan fees) that are due an payable by Maker; (b) second, to accrued and unpaid interest; and (c) third, to the reduction of principal.

SECTION 1.02 Payments and Computations.

               (a) Maker shall make payment under this Note in lawful money of the United States to Lender at Lender's address stated in Section 3.06 or to such other address as Lender may from time to time designate to Maker in writing.

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               (b) Interest on the principal sum of the Note shall accrue on the basis of the actual number of days elapsed over a year consisting of 365 or 366 days, as appropriate.

               (c) Whenever any payment to be made hereunder is stated to be due on a day other than a Business Day (as hereinafter defined), such payment shall be made on the next succeeding Business Day, and such extension of time shall be included in the computation of interest. "Business Day" means a day other than a Saturday or Sunday or a government or bank holiday on which banks generally are closed in the State of Indiana.

                                  ARTICLE II.

                                    SECURITY

          This Note and Maker's obligations hereunder are secured by (i) an Amended and Restated Guaranty dated August 11, 2006, executed by Rainier Home Health Care Pharmacy, Inc., a Washington corporation ("Rainier"), Precision Healthcare, Inc., a Tennessee corporation ("Precision"), Long Term Rx, Inc., an Indiana corporation ("Long Term Rx"), Home Med Channel, Inc., an Indiana corporation ("Home Med"), Holland Compounding Pharmacy, Inc., a Washington corporation ("Holland CP"), and Holland Drug Store, Inc., a Washington corporation ("Holland," and together with Rainier, Precision, Long Term Rx, Home Med, and Holland CP, the "Guarantors"), (ii) an Amended and Restated Security Agreement dated August 11, 2006, encumbering certain personal property of the Guarantors as described therein (the "Security Agreement"), and (ii) Amended and Restated Pledge Agreements dated August 11, 2006, pledging the securities of the Guarantors (the "Pledge Agreements" and together with this Note, the Guaranty, and the Security Agreement, the "Loan Documents"), as amended by the Loan Document Modification Agreement dated September 28, 2006, executed by each of the parties to the Loan Documents.

                                  ARTICLE III.

                               GENERAL PROVISIONS

SECTION 3.01 Maturity Date.

          The indebtedness evidenced by this Note shall mature and shall be due and payable in full on November 7, 2006 (the "Maturity Date").

SECTION 3.02 Event of Default.

          The occurrence of any of the following events shall constitute an "Event of Default" hereunder:

               (a) Maker, any Guarantor, or U.S. Health Services Corp. files a petition in bankruptcy (or has an involuntary bankruptcy petition filed against it), make an assignment for the benefit of creditors, is adjudged a bankrupt, or seeks, agrees or has appointed a receiver or other custodian under applicable insolvency law.

               (b) The occurrence of any "Event of Default" as such term is defined in the Guaranty, the Security Agreement, or the Pledge Agreements.


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               (c) Any Guarantor pays, or Maker or U.S. Health Services Corp.
accepts, any dividend or distribution on the capital stock of any Guarantor, or any Guarantor shall redeem, repurchase, or otherwise acquire or retire any of its capital stock without the prior written consent of Lender.

SECTION 3.03 Acceleration on Default.

          During the continuance of an Event of Default, the entire outstanding principal balance hereof, all accrued but unpaid interest hereunder and all other amounts owing hereunder but unpaid shall, at the option of Lender, become immediately due and payable. Failure by Lender to exercise such option shall not be a waiver of the right to do so at any future time for the certain default giving rise to Lender's right to accelerate or for any other default.

SECTION 3.04 Waiver of Notice, Etc.

          Maker and all other persons, partnerships, corporations or other legal entities liable now or at any time for the payment of the indebtedness evidenced hereby expressly waive all notice, demand for payment, presentment for payment, protest and notice of protest, notice of intent to accelerate, notice of acceleration and diligence in collection, and agree that the time of said payment or any part thereof may be extended by Lender, and further agree that the real or collateral security or any part thereof may be released by Lender without in any way modifying, altering, releasing, affecting or limiting any liens or security interests arising under the Security Agreement or Pledge Agreements. The failure of Lender to exercise any of his rights under this Note in any particular instance shall not constitute a waiver of such rights in that or in any subsequent instances.

SECTION 3.05 Compliance with Usury Laws.

          The provisions of this Note are hereby limited so that in no contingency or event shall the amount paid or agreed to be paid by Maker for the use, forbearance or detention of the sums evidenced by this Note exceed the maximum amount permissible under applicable law. If the performance or fulfillment of any provision of this Note, or of any other agreement between Maker and Lender, should involve or purport to require any payment in excess of the limit prescribed by law, then the obligation to be performed or fulfilled is hereby reduced to the limit of such validity, and if Lender should ever receive as interest an amount that would exceed the highest lawful rate, then the amount that would be excessive interest shall be applied to the reduction of principal and shall not be counted as interest.

SECTION 3.06 Notices.

          All notices and other communications hereunder shall be in writing, addressed to the intended recipient as set forth below:

          If to Lender:   Mr. Michael G. Browning
                          c/o Browning Investments, Inc.
                          6100 West 96th Street
                          Suite 250
                          Indianapolis, IN 46278


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          and copy to:    Baker & Daniels LLP
                          300 North Meridian Street, Suite 2700
                          Indianapolis, IN 46204
                          Facsimile No.: 317-237-1000
                          Attention: James M. Carr

          If to Maker:    Standard Management Corporation
                          10689 N. Pennsylvania St.
                          Indianapolis, IN 46280
                          Attention: Ronald D. Hunter
                          Facsimile No.: 317-574-6227

          and copy to:    Sommer Barnard
                          One Indiana Square, Suite 3500
                          Indianapolis, IN 46204
                          Attention: Robert J. Hicks
                          Facsimile No.: 317-713-3699

Notices will be deemed given when delivered by registered or certified United States mail, postage prepaid, to the appropriate party at its address shown above, or when delivered in person, by commercial courier, overnight delivery service, or confirmed facsimile transmission, or when delivery by any method is properly tendered but refused. Either party may change such party's address for notices by giving notice to the other party in accordance with this section, but no such change of address will be effective as against any person without actual knowledge of the change.

SECTION 3.07 Governing Law.

          The validity and effect of this Note shall be governed by the laws of the State of Indiana, without regard to its conflicts of law principles.

SECTION 3.08 Costs of Enforcement.

          On demand, Maker shall pay or reimburse Lenders for the payment of any reasonable costs or expenses (including reasonable outside attorneys' fees and disbursements) actually expended by Lenders in connection with or incidental to
(a) any Event of Default hereunder, or (b) the collection of the indebtedness evidenced by this Note, and exercise or enforcement by or on behalf of Lender of any of his rights or remedies, or of Maker's or Guarantor's obligations, under this Note or any of the other Loan Documents.

SECTION 3.09 Time of Essence.

          Time shall be of the essence in the payment and performance by Maker of all of its obligations under this Note.


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SECTION 3.10 No Oral Modification.

          This Note may not be amended, cancelled, discharged, extended or modified except in a writing executed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

          IN WITNESS WHEREOF, Maker has executed this Secured Promissory Note as of the date first above written.

                                        "MAKER"

                                        Standard Management Corporation


                                        By: /s/ Ronald D. Hunter
                                            ------------------------------------
                                        Name: Ronald D. Hunter
                                        Title: Chairman, President and Chief
                                               Executive Officer


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